UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2008

BOISE CASCADE HOLDINGS, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-122770	20-1478587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement

On May 22, 2008, we and our wholly owned subsidiary, Boise Cascade, L.L.C. entered into a letter agreement with Boise Inc. (formerly named Aldabra 2 Acquisition Corp.) and its wholly owned subsidiary, Boise Paper Holdings, L.L.C., confirming the final settlement of the post closing working capital adjustments required by Sections 1E(iv) and 1F(i) of the Purchase and Sale Agreement between and among such entities and certain of their affiliates dated September 7, 2007, as amended.  The letter agreement confirms that, as a result of such post closing working capital adjustments, the principal amount of the Promissory Note dated February 22, 2008, which was issued by Boise Inc. to us pursuant to the requirements of the Purchase and Sale Agreement, was increased by $17,333,850.44, to a revised principal amount of $58,333,850.44.  Under the terms of the Promissory Note and the Purchase and Sale Agreement, such change was effective February 22, 2008.  A copy of the letter agreement is filed with this Form 8-K as Exhibit 10.1.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Management Equity Agreement

On May 23, 2008, our 80% parent company, Forest Products Holdings, L.L.C. (“FPH”) entered into a Repurchase Agreement and Amendment No. 1 to Management Equity Agreement (the “Repurchase and Amendment Agreements”) with each of the 66 members of our management who hold FPH Series B and Series C Equity Units pursuant to individual Management Equity Agreements dated November 29, 2004.  The form of the Repurchase and Amendment Agreements is filed as Exhibit 10.2 to this Report on Form 8-K.

By way of the Repurchase and Amendment Agreements, the vesting terms applicable to a portion of each participating management member’s Series C Equity Units that were formerly subject to performance vesting were amended to become subject to time vesting and the vesting period for all unvested time vesting FPH Series C Equity Units (including those FPH Series C Equity Units that were formerly subject to performance vesting) was extended by one year.  The amendments also extended the determination date for calculation of vesting for the remaining performance vesting units by one year.  In addition, the amendments changed the formula used for calculation of the fair market value repurchase price applicable to departing management investors in the event that FPH decides to exercise its repurchase option.  The new formula will be dependent upon a combination of a periodic third party appraisal of our wood products manufacturing and distribution businesses, plus the market value of our holdings of the stock of Boise Inc. and the face value of the Boise Inc. debt we hold, less our indebtedness (net of cash).

Under the redemption provisions of the Repurchase and Amendment Agreements, FPH repurchased from each participating management investor a number of his or her Series B Equity Units derived by dividing such investor’s original aggregate purchase price paid for FPH Series B equity Units by $2.06.  As a result, FPH redeemed 48.5% of each management investor’s Series B Equity Units for an amount equal to such manager’s original investment in FPH.  Cash distributions and equity redemptions were made on May 23, 2008.

The amendments and repurchases are effective in respect of each of our executive officers, including the specific executive officers named below.  The cash distributed to each of the named executive officers listed below in redemption of a portion of his Series B Equity Units was as set forth below.  In addition, each of such officers retained, after the redemption, the equity unit positions described below:

Named Executive	Redemption Payment	Series B Units Retained	Series C Units Retained
W. Thomas Stephens	$4,000,000	2,058,252	11,183,000
Stanley R. Bell	$740,000	380,777	1,917,000
Thomas E. Carlile	$850,000	437,379	2,936,000
Thomas A. Lovlien	$400,000	205,825	851,000

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Letter Agreement and the Repurchase and Amendment Agreements, filed as Exhibits 10.1 and 10.2, respectively, to this Report on Form 8-K.  Exhibits 10.1 and 10.2 are incorporated by reference into Items 1.01 and 5.02, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit Number

Description

Exhibit 10.1

Letter Agreement with Boise Inc. and Boise Paper Holdings, L.LC. dated May 22, 2008.

Exhibit 10.2

Form of Repurchase Agreement and Amendment No. 1 to Management Equity Agreement dated May 23, 2008, among Forest Products Holdings, L.L.C. and each of the persons named on the signature pages thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

	By	/s/ David G. Gadda
David G. Gadda Vice President, General Counsel and Secretary
Date: May 28, 2008